EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

210 Route 4 East
Paramus , NJ

FOR IMMEDIATE RELEASE – November 2, 2015

Vornado Announces Third Quarter 2015 Financial Results

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended September 30, 2015 today and reported:

NET INCOME attributable to common shareholders for the quarter ended September 30, 2015 was $198.9 million, or $1.05 per diluted share, compared to $131.2 million, or $0.69 per diluted share, for the prior year’s quarter.  Net income for the quarters ended September 30, 2015 and 2014 include $135.6 million and $57.8 million, respectively, of net gains on sale of real estate.  Net income for the quarter ended September 30, 2015 also includes $2.3 million of real estate impairment losses.   Adjusting net income attributable to common shareholders for certain items that affect comparability which are listed in the table below, net income attributable to common shareholders for the quarters ended September 30, 2015 and 2014 was $73.9 million and $79.6 million, or $0.39 and $0.42 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended September 30, 2015 was $236.0 million, or $1.25 per diluted share, compared to $217.4 million, or $1.15 per diluted share, for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended September 30, 2015 and 2014 was $235.1 million and $204.2 million, or $1.24 and $1.08 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,
	2015	2014
FFO (1)	$236,039	$217,362
Per diluted share	$1.25	$1.15

Items that affect comparability income (expense):
FFO from discontinued operations and sold properties (including UE spin-off related
costs of $5,828 in 2014)	$3,671	$41,240
Acquisition and transaction related costs	(1,518)	(1,277)
Impairment loss and loan loss reserve on investment in Suffolk Downs	(595)	(10,263)
Toys FFO (negative FFO)	46	(18,035)
Other, net	(593)	2,341
	1,011	14,006
Noncontrolling interests' share of above adjustments	(62)	(814)
Items that affect comparability, net	$949	$13,192

FFO as adjusted for comparability	$235,090	$204,170
Per diluted share	$1.24	$1.08

(1) See page 4 for a reconciliation of our net income to FFO for the three months ended September 30, 2015 and 2014.

Nine Months 2015 Results

NET INCOME attributable to common shareholders for the nine months ended September 30, 2015 was $449.1 million, or $2.37 per diluted share, compared to $270.2 million, or $1.43 per diluted share, for the nine months ended September 30, 2014.  Net income for the nine months ended September 30, 2015 and 2014 include $150.9 million and $57.8 million, respectively, of net gains on sale of real estate, and $17.4 million and $20.8 million, respectively, of real estate impairment losses.  Adjusting net income attributable to common shareholders for certain items that affect comparability which are listed in the table below, net income attributable to common shareholders for the nine months ended September 30, 2015 and 2014 was $229.9 million and $234.1 million, or $1.21 and $1.24 per diluted share, respectively.

FFO for the nine months ended September 30, 2015 was $779.5 million, or $4.11 per diluted share, compared to $684.2 million, or $3.63 per diluted share, for the prior year’s nine months.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the nine months ended September 30, 2015 and 2014 was $684.8 million and $620.7 million, or $3.61 and $3.29 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Nine Months Ended September 30,
	2015	2014
FFO (1)	$779,506	$684,247
Per diluted share	$4.11	$3.63

Items that affect comparability income (expense):
Reversal of allowance for deferred tax assets (re: taxable REIT subsidiary's
ability to utilize NOLs)	$90,030	$-
FFO from discontinued operations and sold properties (including UE spin-off related
costs of $22,972 and $9,343, respectively)	16,891	134,668
Acquisition and transaction related costs	(7,560)	(3,629)
Our share of impairment loss on India real estate venture's non-depreciable real estate	(4,502)	-
Net gain on sale of residential condominiums and a land parcel in 2014	2,493	13,205
Toys FFO (negative FFO) (including impairment losses of $75,196 in 2014)	2,000	(60,630)
Impairment loss and loan loss reserve on investment in Suffolk Downs	(595)	(10,263)
Other, net	1,928	(5,913)
	100,685	67,438
Noncontrolling interests' share of above adjustments	(6,002)	(3,932)
Items that affect comparability, net	$94,683	$63,506

FFO as adjusted for comparability	$684,823	$620,741
Per diluted share	$3.61	$3.29

(1) See page 4 for a reconciliation of our net income to FFO for the nine months ended September 30, 2015 and 2014.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2015 AND 2014

(Amounts in thousands, except per share amounts)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues	$627,596	$578,710	$1,850,686	$1,715,502

Income from continuing operations	$200,777	$87,029	$525,608	$314,584
Income from discontinued operations	34,463	82,168	50,278	118,456
Net income	235,240	169,197	575,886	433,040
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(3,302)	(9,685)	(38,370)	(85,239)
Operating Partnership	(12,704)	(7,988)	(28,189)	(16,552)
Net income attributable to Vornado	219,234	151,524	509,327	331,249
Preferred share dividends	(20,364)	(20,365)	(60,213)	(61,099)
Net income attributable to common shareholders	$198,870	$131,159	$449,114	$270,150

Income per common share - Basic:
Income from continuing operations, net	$0.88	$0.29	$2.13	$0.84
Income from discontinued operations, net	0.17	0.41	0.25	0.60
Net income per common share	$1.05	$0.70	$2.38	$1.44
Weighted average shares outstanding	188,504	187,671	188,291	187,503

Income per common share - Diluted:
Income from continuing operations, net	$0.88	$0.28	$2.12	$0.84
Income from discontinued operations, net	0.17	0.41	0.25	0.59
Net income per common share	$1.05	$0.69	$2.37	$1.43
Weighted average shares outstanding	189,581	188,812	189,789	188,592

FFO	$236,039	$217,362	$779,506	$684,247
Per diluted share	$1.25	$1.15	$4.11	$3.63

FFO as adjusted for comparability	$235,090	$204,170	$684,823	$620,741
Per diluted share	$1.24	$1.08	$3.61	$3.29

Weighted average shares used in determining FFO per diluted share	189,581	188,812	189,524	188,592

The following table reconciles our net income to FFO:

(Amounts in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Reconciliation of our net income to FFO:	2015	2014	2015	2014
Net income attributable to Vornado	$219,234	$151,524	$509,327	$331,249
Depreciation and amortization of real property	134,623	123,578	382,175	387,549
Net gains on sale of real estate	(135,557)	(57,796)	(146,424)	(57,796)
Real estate impairment losses	-	-	256	20,842
Proportionate share of adjustments to equity in net loss of
partially owned entities to arrive at FFO:
Depreciation and amortization of real property	38,131	26,604	106,685	93,416
Net gains on sale of real estate	-	(760)	(4,513)	(760)
Real estate impairment losses	2,313	-	12,617	-
Income tax effect of above adjustments	-	(207)	-	(7,287)
Noncontrolling interests' share of above adjustments	(2,364)	(5,240)	(20,473)	(21,916)
FFO attributable to Vornado	256,380	237,703	839,650	745,297
Preferred share dividends	(20,364)	(20,365)	(60,213)	(61,099)
FFO attributable to common shareholders	236,016	217,338	779,437	684,198
Convertible preferred share dividends	23	24	69	49
FFO attributable to common shareholders plus assumed conversions	$236,039	$217,362	$779,506	$684,247

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO as adjusted for comparability are provided on page 1 and 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, November 3, 2015 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4540 (domestic) or 847-619-6397 (international) and indicating to the operator the passcode 41033480.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on November 3, 2015 through December 2, 2015.  To access the replay, please dial 888-843-7419 and enter the passcode 41033480#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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